Exhibit 21.1

Subsidiaries of the Registrant.

Below is a list of the subsidiaries of The Center For Wound Healing, Inc.  All of such subsidiaries are wholly owned with the exception of The Square Hyperbaric, LLC.

Name of Subsidiary	Jurisdiction of Incorporation of Organization
CFWH (Delaware), LLC	Delaware
CFWH (New York), LLC	New York
Bayonne Hyperbaric, LLC	New Jersey
CFWH Mezzanine, LLC	New Jersey
CFWH (Pennsylvania), LLC	Pennsylvania
EIN Hyperbaric, LLC	New York
Elise King, LLC	New York
Far Rockaway Hyperbaric, LLC	New York
Forest Hills Hyperbaric, LLC	New York
Greater Bronx Hyperbaric LLC	New York
CFWH (Massachusetts), LLC	Massachusetts
Meadowlands Hyperbaric, LLC	New Jersey
New York Hyperbaric & Wound Care Centers LLC	Delaware
Newark BI LLC	New Jersey
CFWH (New Jersey), LLC	New Jersey
NY Hyperbaric, LLC	New York
Passaic Hyperbaric, LLC	New Jersey
Pennsylvania Hyperbaric, LLC	Pennsylvania
Raritan Bay Hyperbaric, LLC	New Jersey
St. Josephs Hyperbaric LLC	New York
The Center For Wound Healing I, LLC	New Jersey
The Center For Wound Healing II, LLC	New York
The Square Hyperbaric, LLC	New York
Trenton Hyperbaric, LLC	New Jersey
VB Hyperbaric, LLC	New York